Exhibit 2.1

AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT

This Amendment No. 3 to Stock Purchase Agreement (the “Third Amendment”) is made as of the 26th day of April, 2006 by and among CardWorks, L.P., a Delaware limited partnership (“Seller”), and Liberty Acquisition, Inc., a Georgia corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Stock Purchase Agreement dated September 25, 2005, as amended by (i) that certain Amendment to Stock Purchase Agreement dated as of March 23, 2006 and (ii) that certain Amendment No. 2 to Stock Purchase Agreement dated as of April 12, 2006 (the “Agreement”); and

WHEREAS, the parties wish to further amend the Agreement in certain respects and as provided herein; and

WHEREAS, the parties have agreed that the Agreement will terminate if the Closing shall not have occurred on or before June 30, 2006 unless terminated earlier pursuant to the terms hereof.

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

SECTION 1. Capitalized terms that are used but not defined in this Third Amendment shall have the meanings specified in the Agreement.

SECTION 2. The Agreement shall terminate on the earlier of (i) June 30, 2006 if the Closing shall not have occurred on or before such date or (ii) two days after notice of termination to Buyer or Seller, which notice may be given by either party in its sole discretion at any time on or after May 19, 2006.

SECTION 3. Except as expressly provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

SECTION 4. The provisions of Article 10 of the Agreement shall apply to this Third Amendment.

IN WITNESS WHEREOF the undersigned have caused this Third Amendment to be executed by their respective general partners or officers thereunto duly authorized as of the date first written above.

CARDWORKS, L.P.

By:	CMSI, Inc., a general partner

By:	/s/ Robert A. Perro
Name:	Robert A. Perro
Title:	Vice President

By:	Tullman Andrews LLC, a general partner

By:	/s/ Donald M. Berman
Name:	Donald M. Berman
Title:	Manager

LIBERTY ACQUISITION, INC.

By:	/s/ William R. McCamey
Name:	William R. McCamey
Title:	Vice President

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